UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT Pursuant to

Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2017

STAAR Surgical Company

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11634	95-3797439
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1911 Walker Ave., Monrovia, California	91016
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code 626-303-7902

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1 933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 11, 2017, STAAR Surgical Company (the “Company”) filed a universal shelf registration statement on Form S-3 with the Securities and Exchange Commission (SEC). The Company’s existing universal shelf registration statement expires on May 12, 2017. The registration statement is subject to review by the SEC.

When declared effective by the SEC, the shelf registration will allow the Company the flexibility to offer and sell up to $200 million of securities, including common stock, preferred stock, debt securities, and warrants, from time to time and through various methods of distribution. The Company’s existing universal shelf registration statement also authorized the Company to issue up to $200 million of securities. In accordance with SEC rules, the Company may make securities offerings under the existing shelf registration statement until the new registration statement is declared effective, subject to a maximum extension of 180 days. There are no plans to offer securities under either shelf registration statement at this time. Any future offering would be subject to market conditions and approval by the Company’s Board of Directors. Any offering of securities covered by a shelf registration statement will be made only by means of a prospectus supplement authorized and filed by the Company.

The registration statement has been filed with the SEC but has not yet become effective. The securities being registered may not be sold, nor may offers to buy be accepted, prior to the time the registration statement becomes effective.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

May 11, 2017	By:	/s/ Caren Mason
Caren Mason
President and Chief Executive Officer